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                                                               EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Ariel Corporation of our report dated February 21, 2001, except as to Notes 3 and 20, which are as of March 28, 2001, relating to the consolidated financial statements of Ariel Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s / PricewaterhouseCoopers LLP
Florham Park, New Jersey

July 26, 2001